Results of Special Meeting of Shareholders of Strong Multi Cap Value Fund

At a Special Meeting of the Shareholders of the Fund held on December 10, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Multi Cap Value Fund into the Wells Fargo Advantage Small Cap Value Fund.


          For                  Against               Abstain

      1,748,493.761           69,922.369            34,120.052

To approve an interim advisory agreement with Wells Fargo Funds Management.


          For                  Against               Abstain

      1,742,605.556           71,530.195            38,400.431

To approve an interim sub-advisory agreement with Wells Capital Management Incorporated.


          For                  Against               Abstain

      1,739,406.276           72,231.047            40,898.859

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


          For                  Against               Abstain

      1,852,536.182               -                     -


Results of Special Meeting of Shareholders of Strong Small/Mid Cap Value Fund

At a Special Meeting of the Shareholders of the Fund held on December 10, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Small/Mid Cap Value Fund into the Wells Fargo Advantage Small/Mid Cap Value Fund.


          For                  Against               Abstain

      579,572.973             20,391.915            8,767.875

To approve an interim advisory agreement with Wells Fargo Funds Management, LLC.


          For                  Against               Abstain

      574,583.227             22,961.483            11,188.053

To approve an interim sub-advisory agreement with Wells Capital Management Incorporated.


          For                  Against               Abstain

      574,924.166             22,238.222            11,570.375

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


          For                  Against               Abstain

      608,732.763                 -                     -


Results of Special Meeting of Shareholders of Strong Small Company Value Fund

At a Special Meeting of the Shareholders of the Fund held on December 10, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Small Company Value Fund into the Wells Fargo Advantage Small Cap Disciplined Fund.


          For                  Against               Abstain

      3,334,502.925           198,093.537           81,243.975

To approve an interim advisory agreement with Wells Fargo Funds Management, LLC.


          For                  Against               Abstain

      3,312,683.661           198,671.190           102,485.586

To approve an interim sub-advisory agreement with Wells Capital Management Incorporated.


          For                  Against               Abstain

      3,295,881.727           208,452.232           109,506.478

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


          For                  Against               Abstain

      3,613,840.437               -                     -


Results of Special Meeting of Shareholders of Strong Strategic Value Fund

At a Special Meeting of the Shareholders of the Fund held on December 10, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Strategic Value Fund into the Wells Fargo Advantage U.S. Value Fund.


          For                  Against               Abstain

      207,914.273             5,730.363             1,622.801

To approve an interim advisory agreement with Wells Fargo Funds Management.


          For                  Against               Abstain

      207,914.273             5,730.363             1,622.801

To approve an interim sub-advisory agreement with Wells Capital Management Incorporated.


          For                  Against               Abstain

      207,866.001             5,778.635             1,622.801

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


          For                  Against               Abstain

      215,267.437                 -                     -